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                                                                      Exhibit 23





                          Independent Auditors' Consent



The Board of Directors
Cerner Corporation:


We consent to incorporation by reference in the Registration Statements (No. 333-77029, No. 333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No.
33-41580, No. 33-39777, No. 33-39776, No. 33-20155, and No. 33-15156) on Form
S-8, Registration Statement No. 33-72756 on Form S-3, and Registration Statements (No. 333-72024 and No. 333-40156) on Form S-4 of Cerner Corporation of our reports, dated January 23, 2002, relating to the consolidated balance sheets of Cerner Corporation as of December 29, 2001 and December 30, 2000 and the related consolidated statements of operations, changes in equity, and cash flows and the related schedule for each of the years in the three-year period ended December 29, 2001, which reports are included herein.

                                    KPMG LLP

Kansas City, Missouri
March 29, 2002